UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)
___________________________________

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Katapult Holdings, Inc.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KATAPULT HOLDINGS, INC.
AMENDMENT TO DEFINITIVE PROXY STATEMENT
RELATING TO THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2024

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment No. 1”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Katapult Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 26, 2024 for its 2024 Annual Meeting of Stockholders to be held on June 5, 2024. This Amendment No. 1 is being filed solely to include Appendix A, a reconciliation of net loss to adjusted EBITDA, as calculated for purposes of the Company’s 2023 Short Term Incentive Plan (the “STIP”) and the 2023 performance stock units (the “PSUs”) granted to its chief financial officer. Appendix A is provided in full below. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures present in the Proxy Statement.

APPENDIX A

The following table reflects the reconciliation of net loss to adjusted EBITDA, as calculated for purposes of the 2023 STIP and 2023 PSUs:
(dollars in thousands)

Year Ended December 31, 2023

Net loss	$(36,666)
Add back:
Interest expense and other fees	17,822
Interest income	(1,697)
Change in fair value of warrant liability	(807)
Provision for income taxes	165
Depreciation and amortization on property and equipment and capitalized software	1,133
Provision for impairment of leased assets	1,727
Loss on partial extinguishment of debt	2,391
Stock-based compensation expense	7,034
Litigation expense, net	7,000
Severance	882
Other one-time expenses	164
Adjusted EBITDA	$(852)